UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Jiangbo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	65-1130026
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

25 Haibe Road, Laiyang Economic Development Zone,
Laiyang City, Yantai, Shandong Province, P.R. China	265200
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, par value $0.001 per share (“Common Stock”)	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-152328

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.           Description of Registrant's Securities to be Registered.

The description of the Common Stock of Jiangbo Pharmaceuticals, Inc. (the “Registrant”), is included under the caption “Description of Capital Stock” in the Prospectus as part of the Registration Statement on Form S-1, as amended (Registration No. 333-152328) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Act”), and is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.    Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Jiangbo Pharmaceuticals, Inc.

Date: June 3, 2010	By:	/s/ Wubo Cao
Name: Wubo Cao
Title: Chief Executive Officer